microblend
fresh is simply better

MATERIAL CONSIGNMENT AND PURCHASE CONTRACT

DATE: ~~7/5/10~~ 5/28/2010 [redacted]

PARTIES:

"**MicroBlend**": MicroBlend, Inc.
1416 West San Pedro Street
Suite 101
Phoenix, AZ 85233

"**Customer**": Millwork Pro Inc.
DBA The Finish Company
6363 7th Avenue S #220
Seattle, WA 98108

FOR GOOD AND VALUABLE CONSIDERATION, THE PARTIES AGREE AS FOLLOWS:

Materials and Components; Price: Customer has obtained from MicroBlend, through lease or purchase from MicroBlend, certain paint producing/dispensing equipment (the "Equipment"). The Equipment is designed to be used with certain consumable materials and components ("Materials and Components") which Customer agrees to purchase exclusively from MicroBlend during the term of this Contract and any extensions thereof. The Materials and Components available as of the date of this Contract are set forth in **ATTACHMENT A** hereto, and are subject to change by MicroBlend without notice. The price to Customer for the Materials and Components shall be set forth in Price Lists provided from time to time by MicroBlend and subject to change from time to time by MicroBlend at MicroBlend's sole discretion, upon thirty (30) days' prior notice sent to Customer at the address set forth above. The initial Price List is set forth in **ATTACHMENT B** hereto.

Term: Unless terminated earlier as set forth herein or extended by the express written agreement of the parties, the term of this Contract shall be **six (6) years or 72 months** from the date hereof (the "Term"). Notwithstanding the foregoing, Customer may terminate this Contract as of the first anniversary of the date hereof by providing written notice of termination in the form of Attachment D hereto at least 30 days prior to such anniversary date.

Furnishing of Product; Billing upon Consumption: MicroBlend shall furnish the Materials and Components on consignment to Customer at its designated facility on a delivery schedule or at such times as agreed by the parties. Customer shall use such Materials and Components solely with the Equipment for the production of paint, paint primers, containers and packaging for paint, and all other paint related products which the Equipment can be used to produce or which are used in connection with products produced using the Equipment (the "Products"). MicroBlend will invoice Customer monthly for Materials and Components consumed, based on the Products produced in such month as recorded through the Equipment.

Payment: Payments from Customer to MicroBlend are due within ten (10) days of the date of the invoice. Customer shall pay interest of 1.5% per month upon all delinquent payments, including, without limitation, any amounts due to MicroBlend under any provision in this Contract, and Customer's obligation to make any payments due hereunder shall survive the termination of the Contract, until all amounts due are paid in full. Customer must notify MicroBlend of any question of dissatisfaction that it may have regarding any invoice within 5 business days of receipt of that invoice. If Customer fails to give MicroBlend this notice, Customer will have waived its right to dispute the accuracy and appropriateness of the invoice and the invoice will be binding on Customer.

Ownership; Identification of Materials and Components: The Materials and Components shall remain the property of MicroBlend until processed into Products and thereby transferred to Customer's ownership. Customer shall not encumber nor shall it permit any voluntary or involuntary lien upon the Materials and Components until said Materials and Components are processed into Products and transferred to Customer's ownership. Customer may not change, remove, obscure, or permit the changing, removal, or obscuring of any insignia, trademarks, logos, or lettering on the Materials and Components (including on their packaging) and shall store the Materials and Components such that they are segregated from any similar items which are not owned by MicroBlend.

Intellectual Property Rights: MicroBlend is the owner of all intellectual property rights relating to the Materials and Components, including, without limitation, all trademarks (including, without limitation, the Automated Paint Machine® (APM®) System trademark), copyrights, patents, and trade secrets (the "MicroBlend IP"). Nothing herein shall be construed to grant Customer any rights in the MicroBlend IP. Customer may only use the MicroBlend IP at such time as it is a party to a license agreement then in effect between Customer and MicroBlend, and only in accordance with the terms of such license agreement. Customer shall not sell, assign, transfer or give any Materials and Components to any other party except after incorporation into Products. Customer shall not reverse engineer, or attempt to reverse engineer, any of the Materials and Components, nor shall Customer attempt, authorize, permit or in any way facilitate any of the foregoing prohibited acts itself or by or through any other party. The provisions of this paragraph shall survive termination indefinitely.

Monitoring: MicroBlend's method of invoicing, as well as the maintenance of the MicroBlend Enterprise System Application Software ("MES") used in operation of the Equipment, rely upon MicroBlend having a high speed digital data connection to the Equipment at all times, to allow MicroBlend to gain access to the MES and other information from the Equipment, in order to monitor, modify, update or, otherwise take action in connection with the MES at MicroBlend's sole discretion, and to determine the amount of Components and Materials used in producing the Products. Accordingly, Customer agrees to install and maintain for the term of this Contract and any extensions thereof, at Customer's sole expense, a high speed digital data connection to the Equipment with specifications satisfactory to MicroBlend. Customer agrees to reimburse, indemnify, defend, and hold harmless MicroBlend from and against any damages arising out of the inoperability of the high speed connection. Customer agrees not to operate or attempt to operate the Equipment at any time when such high speed connection is not recognized not to be in place and in operation, and further agrees that, without waiving or limiting any other remedies hereunder, MicroBlend may invoice Customer, and Customer shall pay within ten (10) days of invoice, an amount for Components and Materials which MicroBlend shall reasonably estimate, or, if greater, determine by physical inspection, to have been used, dispensed, or consumed during any such period in which the high speed connection is inoperative. Upon any inoperability of the high speed connection for more than 24 consecutive hours, or aggregating more than 72 hours over the term of this Contract and any extensions thereof, MicroBlend shall have the option of terminating this Contract, without waiving any other remedies available hereunder.

Inspection and Reconciliation: Upon the request of MicroBlend from time to time, Customer agrees to permit MicroBlend or any duly authorized representative of MicroBlend to enter Customer's premises to conduct a physical count or inventory of the Materials and Components located at Customer's place of business. If a physical count discloses lost, missing or damaged Materials and Components, not otherwise accounted for in records obtained through monitoring of the Equipment or otherwise and previously invoiced by MicroBlend, MicroBlend shall prepare and submit to Customer an invoice or invoices identifying the Materials and Components lost, missing or damaged and the price owed for such Materials and Components. Customer shall pay MicroBlend within ten (10) days of the date of each invoice sent by MicroBlend.

Storage: Customer shall store all Materials and Components in containers provided by MicroBlend, and no Materials and/or Components may be removed from Customer's place of business to which MicroBlend shall have delivered them, except through dispensing as Product or transfer by or under the supervision of MicroBlend. Customer shall prevent contamination, dilution, and anything else that would diminish the quality of the Products. Customer shall store and care for all Materials and Components, and protect them from freezing, excessive heat, or outdoor exposure, in accordance with the instructions set forth in **ATTACHMENT C** hereto. **Customer shall indemnify, hold harmless, and defend MicroBlend from and against any liability arising out of any failure of Customer to fulfill its obligations hereunder.**

Risks and Insurance: Customer shall be solely responsible for all risks of fire, flood, theft, loss or damage from any casualty to the Materials and Components shipped under this Contract. Customer shall keep all such Materials and Components insured against such risks at the expense of Customer in amounts equal to or greater than Customer's cost of Materials and Components on hand at Customer's facility at any time. Upon execution of this Contract, and at any time upon MicroBlend's request, Customer shall furnish to MicroBlend certificate(s) of insurance coverage which shall show MicroBlend as an additional insured/loss payee on each insurance policy. Customer shall be responsible and shall reimburse MicroBlend for all loss and expenses (including reasonable attorney's fees and costs of litigation) to MicroBlend resulting from damage or destruction of the consigned Materials and Components or from levy or attachment of any court process or lien thereon while in Customer's possession and until such time as title to the Materials and Components passes from MicroBlend as provided in this Contract and MicroBlend has received payment therefor.

Expenses: After the Materials and Components are delivered, Customer shall pay all expense in the storage, cartage, transportation, handling and sale of such Materials and Components and Products produced there from.

Material Breach; Termination: "Material breach" of this contact shall include, without limitation, (i) non-payment by Customer of any amount due hereunder within fourteen (14) days after notice from MicroBlend demanding such payment (ii) any tampering or interference by Customer with the high speed connection to the Equipment, (iii) material breach or default by Customer under, or termination without renewal for any reason of, any other agreement between MicroBlend and Customer, including, without limitation, any license agreement or lease agreement. In the event of a material breach of this Contract by Customer, without regard to whether the Contract is terminated and without notice to Customer, MicroBlend may remotely render the MES, and therefore the Equipment, inoperable until such breach is cured.

This Contract shall terminate upon the first to occur of (a) expiration of the Term; (b) cancellation by Customer as of the end of the first year of the Term, as provided above; (c) written notice by MicroBlend to Customer of material breach of this Contract if such breach is not cured within five (5) days following receipt of such notice; or (d) a party becomes insolvent, ceases doing business as a going concern, makes or attempts to make an assignment for the benefit of creditors, or becomes the subject as an actual or alleged debtor in a bankruptcy action under any applicable bankruptcy or similar laws. Upon termination of this Contract (and in addition to all other remedies available at law or in equity, if termination is by reason other than expiration of the Term or permitted cancellation by Customer), Customer shall immediately cease any use of the Materials and Components and shall return all Materials and Components in its possession to a location designated by MicroBlend within ten (10) days after termination. Should Customer fail to deliver the Materials and Components as required, MicroBlend shall have the right to enter the job site or location where the Materials and Components are located and take possession of them, in which case Customer shall reimburse MicroBlend for its costs and expenses in taking possession and Customer expressly waives all claims for injury or loss caused by the repossession to the extent allowed by law. Except as otherwise stated herein, Customer's obligations hereunder shall survive termination until such time as all Materials and Components delivered to Customer and not used in Products prior to termination have been returned to MicroBlend and all amounts payable to MicroBlend hereunder have been paid.

UCC Filing: Customer hereby consents to MicroBlend's filing of Financing Statements in accordance with the Uniform Commercial Code ("UCC") for the purpose of protecting MicroBlend's interest in the consigned Materials and Components, any Products produced there from, and the proceeds of any of the foregoing (collectively, the "Collateral"). Customer grants this security interest in the Collateral in favor of MicroBlend to establish and perfect MicroBlend's interest in and to the Collateral and to secure (1) the payment of all amounts owed or to be owed to MicroBlend (including any costs of enforcement and collection, and including any interest on amounts owed or to be owed) pursuant to this Contract and any extension, modification, or renewal hereof; and (2) the performance of all obligations of Customer (or Customer's successors or permitted assigns, if any), pursuant to this Contract and any extension, modification, or renewal hereof. Upon request, Customer shall execute and deliver to MicroBlend such documents required under applicable law to perfect the foregoing interest, shall reimburse MicroBlend for the fees for filing any such Financing Statements, and shall cooperate with MicroBlend in compliance with the notice and filing requirements of the UCC as enacted in the state in which the Collateral is located.

Taxes: Customer shall be responsible for, and shall defend, indemnify and hold harmless MicroBlend from and against, all taxes, duties and charges, now or hereinafter imposed by any national, state or local governmental authority with respect to Materials and Components and/or Products stored, possessed, purchased, sold or used by Customer hereunder (excluding any taxes on income earned by MicroBlend from sale of Materials and Components to Customer).

Compliance with Laws: At Customer's expense, Customer must comply with all local, state and federal laws, rules and regulations relating to the Materials and Components and all Products and any by-products produced there from, including, without limitation, environmental laws and regulations.

Assignment: Customer may not assign any of its rights or obligations under this Contract without the prior written consent of MicroBlend. MicroBlend may assign all or any part of its right, title and interest in this Contract or the Materials and Components at any time, in which case MicroBlend will notify Customer of any changes in the location to which and party to whom payment is to be made.

Notices: Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party at the address set forth on the first page hereof (or to such other address of the noticed party as the party to give notice shall have actually been made aware in writing by the other party) and may be personally served, telecopied, sent by reputable overnight delivery service, or sent by certified U.S. mail, postage prepaid, return receipt requested, and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if confirmed before 3:00 p.m. (Maricopa County, Arizona time) on a business day and otherwise on the following business day, provided that a hard copy of such notice is also sent by overnight delivery service or U.S. mail; (c) if by reputable overnight delivery service, on the date of receipt as shown in the records of such delivery service; or (d) if by U.S. mail, on the third (3rd) business day after deposit in the mail, postage prepaid.

Governing Law, Venue, and Jurisdiction: NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED PROVISION IN THIS CONTRACT, THIS CONTRACT IS ENTERED INTO, AND IN MATERIAL PART IS TO BE PERFORMED IN MARICOPA COUNTY, ARIZONA, WHICH IS THE DOMICILE OF MICROBLEND, AND THIS CONTRACT'S VALIDITY, CONSTRUCTION AND EFFECT SHALL BE GOVERNED BY AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF, THE STATE OF ARIZONA (*I.E.*, WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PROVISIONS THEREOF) AND THE FEDERAL LAWS OF THE UNITED STATES. CUSTOMER CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN MARICOPA COUNTY, ARIZONA, AND WAIVES ANY OBJECTION THERETO ON THE BASIS OF PERSONAL JURISDICTION OR VENUE. In the event suit is brought by MicroBlend or if MicroBlend retains any attorney to enforce any of MicroBlend's rights hereunder, Customer agrees to pay MicroBlend's actual attorneys' fees, costs of court, costs of arbitration and/or mediation (if arbitration and/or mediation is pursued, which is not hereby required), and all costs of collection even if after judgment, whether or not suit is filed.

Waiver, Modification, and Amendment: No modification, amendment or waiver of any of the provisions contained in this Contract, or any future representation, promise or condition in connection with the subject matter of this Contract, shall be binding upon any party to this Contract unless made in writing and signed by a duly authorized representative or agent of such party. The failure or delay by either party in enforcement any of said party's rights under this Contract shall not be construed as a continuing waiver of such rights, and said party may, within such time as is provided by applicable law, commence appropriate actions or proceedings to enforce any or all of such rights. A waiver by either party of a default in one or more instances shall not be construed as a waiver in other instances.

Entire Agreement: This Contract, together with the attachments hereto, the license agreement and the lease agreement for the Equipment, if any, between the parties and any other documents specifically referenced herein, set forth the complete and final agreement and understanding of the parties relating to the subject matter hereof, and supersede and merge all prior and contemporaneous agreements, negotiations, and understandings between the parties, both oral and written. The terms of this Contract shall supersede any terms and conditions in any acknowledgment form, invoice, or other document of Customer. Customer has not relied upon any agreement, understanding, representation, warranty, or covenant not expressly set forth in writing or expressly referenced herein.

No Joint Venture: This Contract does not constitute and shall not be construed to constitute an agency, a partnership or a joint venture between MicroBlend and Customer. Customer shall have no right to obligate or to bind MicroBlend in any manner whatsoever, and nothing contained in this Contract shall give or is intended to give any rights of any nature to any third party.

Additional Documents: Upon MicroBlend's request, Customer shall promptly execute and deliver to MicroBlend such further documents and instruments, in form and substance satisfactory to MicroBlend, to confirm and effectuate the terms and conditions of this Contract, and, in the event that Customer fails or is unable to execute any such documents or instruments, Customer appoints MicroBlend its attorney-in-fact with the full right and authority to execute and deliver the same, which such appointment shall be deemed a power coupled with an interest and shall be irrevocable under any and all circumstances.

Severability: If any term or provision of this Contract, as applied to either party or any circumstance, for any reason shall be declared by a court of competent jurisdiction to be invalid, illegal, unenforceable, inoperative or otherwise ineffective, that provision shall be limited or eliminated to the minimum extent necessary so that this Contract shall otherwise remain in full force and effect and enforceable, provided, however, that if any term or provision of this Contract pertaining to the payment of monies to MicroBlend shall be declared invalid, illegal, unenforceable, inoperative or otherwise ineffective, MicroBlend shall have the right to terminate this Contract.

Counterparts: This Contract may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one Contract binding on all of the parties hereto notwithstanding that all of the parties hereto are not signatories to the same counterpart. Each of the parties agrees that a photographic or facsimile copy of the signature evidencing a party's execution of this Contract shall be effective as an original signature and may be used in lieu of the original for any purpose.

Paragraph Headings and Definitions: Paragraph and subparagraph headings are for ease of reference only and shall not have any effect upon the construction of this Contract or any of the terms or provisions hereof. All capitalized terms used herein shall be defined as set forth elsewhere in this Contract.

Interest: Anything herein to the contrary notwithstanding, the obligations of the Customer shall be subject to the limitation that payments of interest shall not be required to the extent that contracting for or receipt thereof would be contrary to applicable provisions of law limiting the highest rate of interest which may be lawfully contracted for, charged or received by MicroBlend.

LIMITED WARRANTY: MICROBLEND'S SOLE AND EXCLUSIVE WARRANTY, IF ANY, WITH RESPECT TO THE MATERIALS AND COMPONENTS SOLD HEREUNDER, IS THAT PROVIDED IN WRITING WITH EACH PARTICULAR MATERIAL AND COMPONENT. MICROBLEND HEREBY DISCLAIMS ALL OTHER EXPRESSED OR IMPLIED WARRANTIES, WHETHER IMPLIED BY OPERATION OF LAW OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS OR FITNESS FOR A PARTICULAR PURPOSE. UNDER NO CIRCUMSTANCES, AND IN NO EVENT, WILL MICROBLEND BE LIABLE FOR PERSONAL INJURY OR PROPERTY DAMAGE OR ANY OTHER LOSS, DAMAGE, COST OF REPAIRS OR INCIDENTAL, PUNITIVE, SPECIAL, CONSEQUENTIAL, OR LIQUIDATED DAMAGES OF ANY KIND, WHETHER BASED UPON WARRANTY, CONTRACT, STRICT LIABILITY, NEGLIGENCE OR ANY OTHER CAUSE OF ACTION ARISING IN CONNECTION WITH THE DESIGN, MANUFACTURE, SALE, TRANSPORTATION, INSTALLATION, USE OR REPAIR OF THE MATERIALS AND COMPONENTS OR PRODUCTS PRODUCED THEREFROM. CUSTOMER HEREBY ACKNOWLEDGES AND AGREES THAT UNDER NO CIRCUMSTANCES, AND IN NO EVENT, SHALL MICROBLEND'S LIABILITY, IF ANY, EXCEED THE NET SALES PRICE OF THE DEFECTIVE MATERIALS AND/OR COMPONENTS; NO ADDITIONAL ALLOWANCE SHALL BE MADE FOR THE LABOR OR EXPENSE OF REPAIRING OR REPLACING DEFECTIVE MATERIALS AND/OR COMPONENTS OR WORKMANSHIP OR DAMAGE RESULTING FROM THE SAME.

Customer:

Millwork Pro, Inc. DBA The Finish Company:

By: Mike Graham

Title: Pres

Date: 5/28/2010

MicroBlend:

MicroBlend Technologies, Inc.:

By: Andrew E. Tims

Title: Sr. Exec. V.P.

Date: 5/28/2010

[redacted]

ATTACHMENT A
To
Material Consignment and Purchase Contract

Materials and Components:

The Equipment that is the subject of this Contract is designed for use in processing, dispensing, and using certain Materials and Components, which may be provided only by MicroBlend or MicroBlend's designee. The following Materials and Components are those which are available from MicroBlend for use with the Equipment as of the date of this Contract. These lists are subject to change without notice, at MicroBlend's sole discretion.

As used in the attached Contract, as of the date thereof, the "Materials" consist of the following (include in description specifics including model, serial number, and any further descriptions necessary or helpful to identify the specific items):

APM® Serial Number: (to be provided at time of installation)

As used in the attached Contract, as of the date thereof, the "Components" consist of the following (include in description specifics including model, serial number, and any further descriptions necessary or helpful to identify the specific items):

ALPHA
BETA
DELTA
GAMMA
SIGMA
KAPPA

ATTACHMENT B
To
Material Consignment and Purchase Contract

The initial Price List is attached separately but is an integral part of this agreement. By execution of this Contract, Customer acknowledges receipt of the initial Price List.

Price list to be provided at time of Install. MB. [signature]

ATTACHMENT C
To
Material Consignment and Purchase Contract

Customer shall store and care for all Materials and Components and any Products of the APM® SYSTEM, and protect them from freezing, excessive heat, or outdoor exposure, in accordance with the following:

Minimum Temperature of 45 degrees Fahrenheit, maximum storage temperature of 110 degrees Fahrenheit.